UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 11, 2005

Date of Report (Date of earliest event reported)

TRIPOS, INC.

(Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices) (Zip Code)

(314) 647-1099

Registrant's telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Information Provided Under Item 7 Regulation FD Disclosure

The following information is furnished pursuant to Item 7.01, Regulation FD Disclosure.

On April 11, 2005, Tripos, Inc. issued a press release announcing the promotion of Bryan Koontz to the position of senior vice president and general manager of Discovery Informatics. Mr. Koontz succeeds Dr. Trevor Heritage who is leaving Tripos to pursue other interests. A copy of Tripos, Inc.'s press release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

Date: April 11, 2005

INDEX TO EXHIBITS

Exhibit No. Description

99.1 Press release, dated April 11, 2005, issued by Tripos, Inc. announcing the promotion of Bryan Koontz.

Exhibit 99.1

Contacts:

Tripos, Inc.

Jim Rubin

Chief Financial Officer

(314) 647-8837

(Media only)

Waggener Edstrom Bioscience

Lisa Osborne

Account Director

(425) 638-7134

lisao@wagged.com

For Release 7 a.m. EDT

April 11, 2005

Tripos Promotes Bryan Koontz to Senior Vice President and General Manager of Discovery Informatics

ST. LOUIS -- April 11, 2005 -- Tripos, Inc. (Nasdaq: TRPS), a leading provider of drug discovery informatics products and chemistry research, today announced it has promoted Bryan Koontz to senior vice president and general manager of Discovery Informatics. In his new role, Koontz will provide strategic direction for Tripos' Discovery Informatics business, managing its offerings for both computational chemists and laboratory scientists, and will oversee the ongoing expansion of Tripos' informatics portfolio.

Formerly chief executive officer of Optive Research, Inc., Koontz joined Tripos as vice president of marketing and corporate development when Tripos acquired Optive in January 2005. Koontz co-founded Optive, a discovery informatics software company, with professor Robert S. Pearlman as a technology spinoff from the University of Texas at Austin in 2002.

"Bryan is a dynamic, results-oriented leader with a clear and compelling vision for Tripos' Discovery Informatics business. He has demonstrated acumen for business development, key alliance management and new product launches," said Dr. John P. McAlister, president and chief executive officer of Tripos. "Furthermore, he has proven experience successfully leading a discovery informatics company, and has built many valuable relationships in our industry."

Koontz holds a B.S. in mechanical engineering with a minor in engineering mechanics from The Pennsylvania State University and a M.S. in mechanical engineering from Massachusetts Institute of Technology.

He succeeds Dr. Trevor Heritage, who is leaving Tripos to pursue other interests.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior, chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Tripos collaborates with clients to accelerate and improve the creation of life-enhancing products. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Headquartered in St. Louis, Mo., Tripos spans the world with global research operations and an international client base. Further information on Tripos can be found at www.tripos.com.

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This press release may contain certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "anticipates," "projects," "estimates," "intends," "plans," "believes," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections made by management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. We have identified certain factors that could cause actual results to differ materially from the forward-looking statements in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Tripos and the Tripos logo are registered trademarks of Tripos, Inc., and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.